Exhibit 99.5

PRELIMINARY PROXY CARD—

SUBJECT TO COMPLETION

DYNEGY INC.

ATTN: CORPORATE SECRETARY

601 TRAVIS, SUITE 1400

HOUSTON, TEXAS 77002

VOTE BY INTERNET - www.proxyvote.com or scan the QR code above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [TBD] Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E34815-TBD                KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DYNEGY INC.

THE DYNEGY BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.		For	Against	Abstain

1.	Adopt the Agreement of Plan and Merger, dated as of October 29, 2017 (the “Merger Agreement”), by and between Vistra Energy Corp. (“Vistra Energy”) and Dynegy Inc. (“Dynegy”), as it may be amended from time to time, pursuant to which, among other things, Dynegy will merge with and into Vistra Energy (the “Merger”), with Vistra Energy continuing as the surviving corporation (the “Merger Proposal”).	☐	☐	☐

2.	Approve a non-binding advisory vote on compensation payable to executive officers of Dynegy in connection with the Merger.	☐	☐	☐

3.	Approve the adjournment of the Dynegy special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Merger Proposal.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTE AS DIRECTED OR, IF NO DIRECTION IS GIVEN WILL BE VOTED AS DESCRIBED ON THE REVERSE.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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E34816-TBD

DYNEGY SPECIAL MEETING OF

DYNEGY STOCKHOLDERS

March 2, 2018

10:00 A.M.

Chase Center

601 Travis Street

Houston, TX 77002

The Stockholder(s) hereby appoint(s) [TBD], [TBD] and [TBD], and each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dynegy Inc. that the Stockholder(s) is/are entitled to vote at the Dynegy Special Meeting to be held at 10:00 a.m., Central Time on March 2, 2018, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side